Exhibit 99.1
Energy Vault Reports Third Quarter 2022 Earnings Results

•Third quarter 2022 revenue of $1.7 million, driven by revenue from the energy storage projects with Jupiter Power in Texas and California.
•Revenue for the first nine months ending September 30, 2022, totaled $45.6 million, driven mainly by the gravity energy storage licensing revenue with Atlas Renewable.
•Third quarter GAAP loss from operations of $(36.2) million, and GAPP net loss of $(28.8) million.
•Third quarter 2022 adjusted EBITDA totaled $(17.2) million; for the first nine months of 2022 ending September 30, 2022, adjusted EBITDA was approximately breakeven totaling $(0.2) million.
•Total cash on the balance sheet of $274.7 million as of September 30, 2022 vs $299.1 million as of June 30, 2022..
•Operating Highlights:
◦Signed and booked orders for 495 megawatt hours (MWh), converting prior project awards, for approximately $210 million.
◦New projects awards of approximately 2 gigawatt hours (GWh) of energy storage systems, including our first 48-hour long-duration hybrid system utilizing green hydrogen. This approximately 300 MWh project, awarded by a leading western public utility, is expected to be one of the largest green hydrogen energy storage projects globally.
◦Total signed contracts and project awards are now approximately 4.8 GWh, representing approximately $2 billion of potential revenue.
◦Gravity systems: Construction progressed as planned in China, completing foundation activities, and moving to fixed frame structural erection and power electronic staging; test piling activity commenced in Snyder, Texas for Enel Green Power.
◦Battery systems: Engineering, procurement and construction commenced for Jupiter’s Texas and California projects, and Wellhead’s Stanton, California project. These battery projects are expected to be operational between the second and third quarter of 2023.
◦Global infrastructure and commercial build-out progressed with legal entity establishment underway in Australia and China to complement our United States and European presence.
◦Total headcount grew 18% from the second quarter of 2022 to the third quarter of 2022, bringing YTD 2022 headcount growth to 104% versus end of year 2021.
•Appointed Jan Kees van Gaalen as Chief Financial Officer replacing interim Chief Financial Officer, David Hitchcock, who will remain as an advisor to Energy Vault through December 31, 2022.
•Re-affirming prior guidance: 2022 revenue of $75 million to $100 million and adjusted EBITDA of $(10) million to $3 million, driven by Gravity Energy Storage System territory expansions and execution on initial project construction starts in California and Texas with Jupiter Power and Wellhead. Expect to end 2022 with total cash balance of $260 million to $280 million.
•Re-affirming 2-year aggregate revenue guidance of approximately $680 million for combined full year 2022 and full year 2023.

LUGANO, Switzerland & WESTLAKE VILLAGE, Calif., November 14th, 2022 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a leader in sustainable, grid-scale energy storage solutions, announced financial results for the third quarter ended September 30, 2022.
Robert Piconi, Chairman and CEO of Energy Vault, stated, “We made strong progress during the quarter across all commercial, operational and financial facets of our business. Customers are choosing Energy Vault given the innovative portfolio of solutions that address their needs across short and long duration storage, as well as addressing their complex requirements to optimize energy density, economics, and overall performance. During the quarter, we announced contract signings totaling 495 megawatt hours for our battery energy storage solutions for immediate delivery in 2023 with top tier customers. This highlights the readiness of our solutions and software capabilities, and more importantly, the trust that our customers have in us to deliver projects on-time and on-budget.
Additionally, we have received awards for approximately 2 gigawatt hours of energy storage solutions to address our customer’s immediate needs. This includes a 500 MWh short-duration battery storage project with Meadow Creek in Australia as previously announced, an 820 MWh short-duration battery storage project in Europe and our previously announced 440 MWh award with a large western utility. These projects mark our first entrance into the European market and our first shorter duration project to complement our long duration gravity projects in Australia, regions that we have seen increased demand for energy storage driven by supportive policy and macro events. I am also pleased to announce one of the first and largest utility-scale green hydrogen storage projects, for approximately 300 MWh of storage capacity with another large western utility. The introduction of green hydrogen into our technology portfolio further validates our technical differentiation with our energy management software platform and the market for hybrid short and long duration integrated systems.”
Mr. Piconi continued, “Looking ahead to the balance of 2022 and 2023, we will continue to scale our talent base and global infrastructure to enable commercial and operational execution for our customers. We will leverage, in a disciplined manner, our position as the only energy storage company offering a hardware agnostic portfolio of both short and long duration storage solutions, bringing innovative gravity, green hydrogen and hybrid solutions to the market for the first time.”
Third Quarter 2022 and Recent Business Highlights:
Realized significant commercial momentum on our utility-scale battery energy storage projects:
•Signed contract with Wellhead Electric and W Power for 275 MWh energy storage project in Southern California.
◦Energy Vault has signed a contract to deploy a 68.8 megawatt (275 MWh) battery energy storage system (BESS) at Wellhead’s Energy Reliability Center in Stanton, California to provide enhanced resources and improved grid reliability in the Southern California Edison territory. The Stanton ESS will be one of the largest energy storage systems in southern California and will be based on Energy Vault Solutions’ (EVS) proprietary system design and EVS’s Energy Management Software for optimal economic dispatching. This contract reflects successful validation of EVS’s technology-agnostic strategy, to provide customers with the most flexible and cost-effective energy storage solutions. The project is expected to be completed in the second half of 2023.
•Signed contract with Jupiter Power for 220 MWh energy storage project in Texas and California.
◦Energy Vault and Jupiter Power will deploy a BESS in Texas to provide energy and ancillary services to the ERCOT energy-only market and a battery energy storage system in California to provide similar services through participation in the CAISO Resource Adequacy program. The storage systems will be based on EVS’s proprietary integration system design and EVS’ Energy Management Software for optimal economic dispatching. The project is expected to be completed in the second half of 2023.

•Awarded a 250 MW/500 MWh grid-connected battery storage agreement in Victoria, Australia.
◦Meadow Creek Solar pty Ltd., a developer of the Meadow Creek Solar Farm has awarded Energy Vault a 250 MW/500 MWh BESS project to support its 330 MW solar project. Under the notice of award, Energy Vault will begin the advanced grid studies and modeling with technical advisor DNV, as required by the Australian Energy Market Operator (AEMO) for interconnected power systems in Australia's eastern and south-eastern seaboard, which will be located 2 hours north of Melbourne, Australia. The battery storage system, being co-located with the solar PV, will provide the flexibility of charge and discharge, essential to shoring up renewable energy supply across the network as Australia adopts the Australian Energy Market Operator's Integrated System Plan. The project is expected to be completed in 2024.
•Awarded a 410 MW/820 MWh project in Europe with a large renewable energy developer.
◦Energy Vault announced it was awarded an 820 MWh battery energy storage system project with a large renewable energy developer with expected completion in 2024.
•Awarded an approximately 300 MWh, utility-scale battery plus green hydrogen storage project with an additional large western public utility for long duration storage, marking our first hydrogen deployment.
◦The hybrid battery plus hydrogen storage project will provide 300 MWh of carbon-free energy over 48 hours. The hybrid architecture will allow for grid forming and black start capabilities. Energy Vault’s Energy Management System will provide full system control and optimal dispatching among the batteries, hydrogen tanks and fuel-cells.
•Previously announced award for a 220 MW/440 MWh energy storage project with a large western utility is in the final stages of contract execution.
◦The project is expected to reach commercial operation by the end of 2023.
Large scale gravity-energy storage projects utilizing our EVx system continues multi-continent progress:
•Received a limited notice to proceed with the Enel Green Power project which has resulted in groundbreaking on location in Snyder, Texas for an 18 MW / 36 MWh gravity energy storage system. This project will be the first deployment in the western hemisphere.
•First 100 MWh project in China progressing in line with plan
◦Energy Vault will continue to support the 100 MWh project in the fourth quarter of 2022 and into next year. We expect to achieve commercial deployment in the first half of 2023.
•2 GWh Mandate announced for Energy Vault’s EVx™ Gravity Energy Storage Platform for Initial Zero Carbon Industrial Parks in China
◦In partnership with Atlas Renewable, EIPC (a policy oriented supporting organization of the Investment Association of China), in conjunction with China Tianying and selected provincial and local governments, will develop five national zero carbon industrial parks. The parks will utilize Energy Vault’s gravity energy storage technology and its Energy Management Software platform to support China’s mandated climate change and environmental policy. The first announced site has been confirmed for a 2 GWh system located in Inner Mongolia.
Other recent updates:
•Energy Vault announced key executive appointments.
◦Jan Kees van Gaalen will be appointed as Chief Financial Officer effective November 16, 2022, and is replacing interim Chief Financial Officer David Hitchcock, who will remain as an advisor to Energy Vault through December 31, 2022.
◦E.B. Jensen has joined as Senior Vice President, Project Execution and Delivery. Jensen will lead the teams responsible for energy storage deployment across the global landscape.

◦Dr. Craig Horne has joined as Vice President of Advanced Energy Storage Development, responsible for the expansion of Energy Vault’s portfolio of storage solutions.
Outlook:
•Energy Vault reiterates its expectation for full year 2022 revenue in the range of $75 million to $100 million and adjusted EBITDA range of $(10.0) million to $3.0 million.
•Energy Vault maintains its two-year aggregate revenue guidance of approximately $680 million for full year 2022 and full year 2023.
•Expect to end 2022 with total cash balance in the range of $260 million to $280 million.
Conference Call Information
Energy Vault will host a conference call today at 4:30 PM ET to discuss the results, followed by a Q&A session. A live webcast of the call can be accessed https://www.energyvault.com/. To access the call, participants may dial 1-877-704-4453, international callers may use 1-201-389-0920, and request to join the Energy Vault earnings call.
A telephonic replay will be available shortly after the conclusion of the call and until, November 28, 2022. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13733498. The call will also be available for replay via webcast link on the Investors portion of the Energy Vault website at https://www.energyvault.com/.
About Energy Vault
Energy Vault develops and deploys turnkey sustainable energy storage solutions designed to transform the world’s approach to utility-scale energy storage in realizing decarbonization while maintaining grid resiliency. The company’s proprietary energy management system and optimization software suite is technology agnostic in its ability to orchestrate various generation and energy storage resources to help utilities, independent power producers and large industrial energy users to significantly reduce their levelized cost of energy while maintaining power quality and grid reliability. Energy Vault’s EVx™ gravity energy storage system utilizes eco-friendly materials with the ability to integrate waste materials for beneficial re-use. Energy Vault is facilitating the shift to a circular economy while accelerating the clean energy transition for its customers. For additional information, please visit: www.energyvault.com
Non- GAAP measures
Energy Vault has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measures, for the historical period in the appendix hereto. A reconciliation of projected non-GAAP measures for the full-year 2022 has not been provided because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.

Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “ anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 to be filed with the SEC, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands except par value)

	September 30, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$249,649	$105,125
Restricted cash	25,086	—
Accounts receivable	22,824	—
Contract assets	24,714	—
Prepaid expenses and other current assets	9,421	5,538
Total current assets	331,694	110,663
Property and equipment, net	1,577	11,868
Right-of-Use assets, net	1,378	1,238
Other assets	3,900	1,525
Total Assets	$338,549	$125,294
Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$2,801	$1,979
Accrued expenses	3,669	4,704
Contract liabilities, current portion	27,517	—
Long-term finance leases, current portion	37	48
Long-term operating leases, current portion	676	612
Total current liabilities	34,700	7,343
Deferred pension obligation	166	734
Asset retirement obligation	819	978
Contract liabilities, long-term portion	1,500	1,500
Long-term finance leases	23	34
Long-term operating leases	760	662
Warrant liability	271	—
Total liabilities	38,239	11,251
Commitments and contingencies
Convertible preferred stock, $0.0001 par value; 85,741 shares authorized, 85,741 shares issued and outstanding at December 31, 2021; liquidation preference of $171,348	—	182,709
Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 137,839 shares issued, and 137,839 outstanding at September 30, 2022; 120,568 shares authorized, 20,432 shares issued, and 20,432 outstanding at December 31, 2021	14	—
Additional paid-in capital	424,499	713
Accumulated deficit	(123,988)	(68,966)
Accumulated other comprehensive loss	(215)	(413)
Total stockholders’ equity (deficit)	300,310	(68,666)
Total Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)	$338,549	$125,294

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$1,694	$—	$45,555	$—
Operating expenses:
Cost of revenue	1,623	—	2,194	—
Sales and marketing	3,758	169	8,287	443
Research and development	16,731	1,697	36,155	4,920
General and administrative	12,960	3,759	33,434	8,620
Asset impairment	2,828	(11)	2,828	2,733
Loss from operations	(36,206)	(5,614)	(37,343)	(16,716)
Other income (expense)
Interest expense	—	—	(1)	(7)
Change in fair value of warrant liability	6,706	—	2,061	—
Transaction costs	—	—	(20,586)	—
Other income (expense), net	920	(549)	1,205	(1,866)
Loss before income taxes	(28,580)	(6,163)	(54,664)	(18,589)
Provision for income taxes	185	—	358	—
Net loss	$(28,765)	$(6,163)	$(55,022)	$(18,589)

Net loss per share — basic and diluted	$(0.21)	$(0.45)	$(0.46)	$(1.54)
Weighted average shares outstanding — basic and diluted	140,302	13,598	118,560	12,094

Other comprehensive income (loss) — net of tax
Actuarial gain (loss) on pension	$1	$63	$561	$295
Foreign currency translation gain (loss)	(8)	(596)	(363)	303
Total other comprehensive income (loss)	(7)	(533)	198	598
Total comprehensive loss	$(28,772)	$(6,696)	$(54,824)	$(17,991)

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash Flows From Operating Activities
Net loss	$(55,022)	$(18,589)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,562	976
Non-cash lease expense	548	319
Non-cash interest income	(217)	—
Stock based compensation	26,757	452
Asset Impairment	2,828	3,236
Change in fair value of warrant liability	(2,061)	—
Change in pension obligation	21	53
Asset retirement obligation accretion expense	(93)	—
Foreign exchange gains and losses	163	100
Change in operating assets	(55,247)	664
Change in operating liabilities	26,966	(1,286)
Net cash used in operating activities	(47,795)	(14,075)
Cash Flows From Investing Activities
Purchase of property and equipment	(679)	(76)
Purchase of convertible notes	(2,000)	—
Net cash used in investing activities	(2,679)	(76)
Cash Flows From Financing Activities
Proceeds from exercise of stock options	131	—
Proceeds from reverse recapitalization and PIPE financing, net	235,940	—
Proceeds from exercise of warrants	7,855	—
Payment of transaction costs related to reverse recapitalization	(20,651)	(469)
Payment of taxes related to net settlement of equity awards	(3,017)	—
Repayment of debt	—	(765)
Proceeds from promissory note	—	125
Payment of finance lease obligations	(51)	(43)
Proceeds from Series B-1 preferred Stock, net of issuance costs	—	15,295
Proceeds from Series C preferred Stock, net of issuance costs	—	105,520
Proceeds from issue of shares, net of issuance costs	—	5
Net cash provided by financing activities	220,207	119,668
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(123)	723
Net increase in cash, cash equivalents, and restricted cash	169,610	106,240
Cash, cash equivalents, and restricted cash – beginning of the period	105,125	10,051
Cash, cash equivalents, and restricted cash – end of the period	274,735	116,291
Less: Restricted cash at end of period	25,086	—
Cash and cash equivalents - end of period	$249,649	$116,291

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)
(In thousands)
	Nine Months Ended September 30,
	2022	2021
Supplemental Disclosures of Cash Flow Information:
Income taxes paid	3	1
Cash paid for interest	1	50
Reclassification of inventory costs	—	10,812
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Conversion of redeemable preferred stock into common stock in connection with the reverse recapitalization	182,709	—
Warrants assumed as part of reverse recapitalization	19,838	—
Actuarial gain on pension	561	295
Assets acquired on finance lease	35	43
Purchases of intangible assets recorded in accrued liabilities	—	119

Non-GAAP Financial Measure
We use adjusted EBITDA to complement our condensed consolidated statements of operations. Management believes that this non-GAAP financial measure complements our GAAP net loss and such measure is useful to investors. The presentation of this non-GAAP measure is not meant to be considered in isolation or as an alternative to net loss as an indicator of our performance.
The following table provides a reconciliation from non-GAAP adjusted EBITDA to GAAP net loss, the most directly comparable GAAP measure (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss (GAAP)	$(28,765)	$(6,163)	$(55,022)	$(18,589)
Non-GAAP Adjustments:
Interest income, net	(1,024)	(21)	(1,355)	(36)
Income tax expense	185	—	358	—
Depreciation and amortization	5,158	529	7,562	976
Stock-based compensation expense	10,894	202	26,757	452
Change in fair value of warrant liability	(6,706)	—	(2,061)	—
Transaction costs	—	—	20,586	—
Asset impairment	2,828	(11)	2,828	2,733
Foreign exchange (gains) and losses	219	550	163	1,889
Adjusted EBITDA (non-GAAP)	$(17,211)	$(4,914)	$(184)	$(12,575)
We present adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The items excluded from adjusted EBITDA are excluded in order to better reflect our continuing operations.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our condensed consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.
Contacts

Investors:
energyvaultIR@icrinc.com

Media:
media@energyvault.com